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October 19, 2004                                                    EXHIBIT 5.1



The Board of Directors
Celebrate Express, Inc.
11220 120th Avenue NE
Kirkland, WA 98033

Ladies and Gentlemen:

     We have acted as counsel to Celebrate Express, Inc., a Washington corporation (the "Company"), in connection with its Registration Statement on Form S-1 (No. 333-117459) (the "Registration Statement") initially filed with the Securities and Exchange Commission on July 16, 2004, under the Securities Act of 1933, as amended (the "Act") relating to the registration of an aggregate of up to 3,680,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), including up to 2,465,651 shares of Common Stock offered by the Company (of which 408,570 shares will be issued only upon the underwriters' exercise of their over-allotment option) (the "Company Shares"), and 1,214,349 shares of Common Stock offered by certain shareholders of the Company (of which 71,430 shares will be issued only upon the underwriters' exercise of their over-allotment option) (the "Selling Shareholder Shares," and, together with the Company Shares, the "Shares").

     We have reviewed, among other things, the Registration Statement, the Company's Articles of Incorporation and Bylaws, each as amended, and the records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. We have made such other factual inquiries as we deemed necessary to render this opinion.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Shares, when sold and after receipt of payment therefore as contemplated in the Registration Statement and related Prospectus, will be validly issued, fully paid and non-assessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit and the benefit of the purchasers of the Shares. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion. We express no opinion herein as to the laws of any state or jurisdiction other than the State of Washington and the federal laws of the United States.

     We hereby authorize and consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement.

                                        Very truly yours,


                                        Heller Ehrman White & McAuliffe LLP

                                        /s/  Heller Ehrman White & McAuliffe LLP